GE Investment Funds, Inc.
In May 2015, CenterSquare Investment Management, Inc. ("CenterSquare"), a current sub-adviser to the Real Estate Securities Fund (the "Real Estate Securities Fund") and a former sub-adviser to the Total Return Fund (together with the Real Estate Securities Fund, the "Funds") from May 1, 2009 through January 22, 2013, informed GE Asset Management, Inc. ("GEAM"), the investment adviser to the Funds, that CenterSquare participated in the Rule 10f-3 transactions listed below between April 2009 and September 2014 on behalf of the Funds (the "Rule 10f-3 Transactions").  The Rule 10f-3 Transactions were not previously reported to GEAM or the Board of Directors of the Funds.

Portfolio	Date	Security	Symbol	Total AUM	Issue Size	Amount Purchased by Account/Fund (share amount)	% of Principal Amt of Offering Purchased by Account/Fund (based on share amount)	Amt Purchased as a % of Account/Fund Assets (based on share amount)	Net Trade Amount	Purchase price	Commission/Spread/Selling Concession	Aggregate Principal of offering	Cusip	Underwriting Syndicate Dealer	Affiliated Member of Underwriting Syndicate
Real Estate Securities Fund	4/22/2009	Vornado Realty Trust	VNO	$ 51,899,502.07	12,500,000	7,750	0.062%	0.64%	$ 333,250.00	$ 43.00	$ 1.030	$ 537,500,000.00	929042109	Merrill Lynch, JP Morgan	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	4/24/2009	Host Hotels & Resorts, Inc.	HST	$ 52,018,069.09	66,000,000	22,260	0.034%	0.28%	$ 146,916.00	$ 6.60	$ 0.15	$ 435,600,000.00	44107P104	Merrill Lynch/Deutsche Bank	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	4/30/2009	Mack Cali Realty Corporation	CLI	$ 53,355,597.99	10,000,000	2,850	0.029%	0.13%	$ 71,250.00	$ 25.00	$ 0.60	$ 250,000,000.00	554489104	Merrill Lynch	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	5/12/2009	SL Green Realty Corp	SLG	$ 52,881,728.69	17,000,000	5,030	0.030%	0.20%	$ 104,372.50	$ 20.75	$ 0.490	$ 352,750,000.00	78440X101	Merrill Lynch	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	5/27/2009	Brandywine Realty Trust	BDN	$ 51,481,156.58	35,000,000	49,220	0.141%	0.60%	$ 310,086.00	$ 6.30	$ 0.15	$ 220,500,000.00	105368203	Merrill Lynch, JPMorgan & Citi	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	6/5/2009	Boston Properties	BXP	$ 57,105,900.35	15,000,000	5,430	0.036%	0.48%	$ 271,500.00	$ 50.00	$ 0.675	$ 750,000,000.00	101121101	Morgan Stanley/ JP Morgan	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	3/18/2010	HRPT Properties Trust	HRP	$ 58,772,921.58	30,000,000	55,200	0.184%	0.68%	$ 400,200.00	$ 7.25	$ 0.308	$ 217,500,000.00	40426W101	Morgan Stanley, Citi, Wells Fargo	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	6/17/2010	HCP Inc.	HCP	$ 59,812,936.64	13,500,000	11,900	0.088%	0.66%	$ 392,700.00	$ 33.00	$ 0.790	$ 445,500,000.00	40414L109	Bank of America/ML, UBS, Wells Fargo	BNY Mellon Capital Markets, LLC
Total Return Fund	6/17/2010	HCP Inc.	HCP	$ 27,008,084.63	13,500,000	5,490	0.041%	0.67%	$ 181,170.00	$ 33.00	$ 0.790	$ 445,500,000.00	40414L109	Bank of America/ML, UBS, Wells Fargo	BNY Mellon Capital Markets, LLC
Total Return Fund	6/17/2010	HCP Inc.	HCP	$ 1,314,964.58	13,500,000	270	0.002%	0.68%	$ 8,910.00	$ 33.00	$ 0.790	$ 445,500,000.00	40414L109	Bank of America/ML, UBS, Wells Fargo	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	9/20/2010	Commonwealth REIT	CWH	$ 75,327,739.22	7,500,000	4,320	0.058%	0.15%	$ 115,560.00	$ 26.75	$ 0.682	$ 200,625,000.00	203233101	MS, Citi, Wells Fargo	BNY Mellon Capital Markets, LLC
Total Return Fund	9/20/2010	Commonwealth REIT	CWH	$ 28,593,453.32	7,500,000	1,640	0.022%	0.15%	$ 43,870.00	$ 26.75	$ 0.682	$ 200,625,000.00	203233101	MS, Citi, Wells Fargo	BNY Mellon Capital Markets, LLC
Total Return Fund	9/20/2010	Commonwealth REIT	CWH	$ 1,391,962.77	7,500,000	70	0.001%	0.13%	$ 1,872.50	$ 26.75	$ 0.682	$ 200,625,000.00	203233101	MS, Citi, Wells Fargo	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	11/3/2010	HCP Inc.	HCP	$ 78,302,230.54	12,000,000	10,210	0.085%	0.46%	$ 359,902.50	$ 35.25	$ 0.846	$ 423,000,000.00	40414L109	Citi, Goldman, JPMorgan	BNY Mellon Capital Markets, LLC
Total Return Fund	11/3/2010	HCP Inc.	HCP	$ 30,016,106.71	12,000,000	3,910	0.033%	0.46%	$ 137,827.50	$ 35.25	$ 0.846	$ 423,000,000.00	40414L109	Citi, Goldman, JPMorgan	BNY Mellon Capital Markets, LLC
Total Return Fund	11/3/2010	HCP Inc.	HCP	$ 1,461,141.63	12,000,000	190	0.002%	0.46%	$ 6,697.50	$ 35.25	$ 0.846	$ 423,000,000.00	40414L109	Citi, Goldman, JPMorgan	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	12/14/2010	HCP Inc.	HCP	$ 76,404,185.22	40,000,000	9,220	0.023%	0.39%	$ 295,040.00	$ 32.00	$ 0.760	$ 1,280,000,000.00	40414L109	Citigroup	BNY Mellon Capital Markets, LLC
Total Return Fund	12/14/2010	HCP Inc.	HCP	$ 28,986,556.80	40,000,000	3,510	0.009%	0.39%	$ 112,320.00	$ 32.00	$ 0.760	$ 1,280,000,000.00	40414L109	Citigroup	BNY Mellon Capital Markets, LLC
Total Return Fund	12/14/2010	HCP Inc.	HCP	$ 1,411,099.02	40,000,000	170	0.000%	0.39%	$ 5,440.00	$ 32.00	$ 0.760	$ 1,280,000,000.00	40414L109	Citigroup	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	6/28/2011	Senior Housing Properties Trust	SNH	$ 82,607,376.93	10,000,000	9,870	0.099%	0.27%	$ 222,075.00	$ 22.50	$ 0.574	$ 225,000,000.00	81721M109	Jefferies	BNY Mellon Capital Markets, LLC
Total Return Fund	6/28/2011	Senior Housing Properties Trust	SNH	$ 33,279,280.33	10,000,000	3,970	0.040%	0.27%	$ 89,325.00	$ 22.50	$ 0.574	$ 225,000,000.00	81721M109	Jefferies	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	7/13/2011	Commonwealth REIT	CWH	$ 86,087,867.00	10,000,000	20,240	0.202%	0.56%	$ 485,760.00	$ 24.00	$ 0.610	$ 240,000,000.00	203233101	Citigroup	BNY Mellon Capital Markets, LLC
Total Return Fund	7/13/2011	Commonwealth REIT	CWH	$ 34,847,933.89	10,000,000	8,290	0.083%	0.57%	$ 198,960.00	$ 24.00	$ 0.610	$ 240,000,000.00	203233101	Citigroup	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	10/12/2011	Senior Housing Properties Trust	SNH	$ 69,543,464.56	8,000,000	6,810	0.085%	0.21%	$ 143,010.00	$ 21.00	$ 0.536	$ 168,000,000.00	81721M109	Jefferies	BNY Mellon Capital Markets, LLC
Total Return Fund	10/12/2011	Senior Housing Properties Trust	SNH	$ 29,867,082.72	8,000,000	2,930	0.037%	0.21%	$ 61,530.00	$ 21.00	$ 0.536	$ 168,000,000.00	81721M109	Jefferies	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	7/10/2012	Senior Housing Properties Trust	SNH	$ 80,071,805.54	12,000,000	2,070	0.017%	0.06%	$ 45,022.50	$ 21.75	$ 0.555	$ 261,000,000.00	81721M109	Jefferies	BNY Mellon Capital Markets, LLC
Total Return Fund	7/10/2012	Senior Housing Properties Trust	SNH	$ 39,079,605.56	12,000,000	1,050	0.009%	0.06%	$ 22,837.50	$ 21.75	$ 0.555	$ 261,000,000.00	81721M109	Jefferies	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	9/19/2012	Health Care REIT, Inc.	HCN	$ 82,328,406.49	26,000,000	7,090	0.027%	0.48%	$ 397,040.00	$ 56.00	$ 1.260	$ 1,456,000,000.00	42217K106	Merrill Lynch	BNY Mellon Capital Markets, LLC
Total Return Fund	9/19/2012	Health Care REIT, Inc.	HCN	$ 27,488,413.61	26,000,000	2,230	0.009%	0.45%	$ 124,880.00	$ 56.00	$ 1.260	$ 1,456,000,000.00	42217K106	Merrill Lynch	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	11/29/2012	AvalonBay Communties	AVB	$ 74,858,006.92	14,500,000	4,090	0.028%	0.71%	$ 531,700.00	$ 130.00	$ 2.340	$ 1,885,000,000.00	053484101	Goldman Sachs	BNY Mellon Capital Markets, LLC
Total Return Fund	11/29/2012	AvalonBay Communties	AVB	$ 26,002,240.33	14,500,000	1,410	0.010%	0.70%	$ 183,300.00	$ 130.00	$ 2.340	$ 1,885,000,000.00	053484102	Goldman Sachs	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	3/19/2013	Hospitality Properties Trust	HPT	$ 80,858,170.69	14,000,000	4,590	0.033%	0.15%	$ 117,274.50	$ 25.55	$ 0.650	$ 357,700,000.00	44106M102	Morgan Stanley	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	5/9/2013	Health Care REIT, Inc.	HCN	$ 86,560,771.49	20,000,000	2,400	0.012%	0.20%	$ 176,400.00	$ 73.50	$ 1.544	$ 1,470,000,000.00	42217K106	UBS Investment Bank	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	5/14/2013	Alexandria Real Estate Equities, Inc.	ARE	$ 88,990,239.50	6,600,000	2,350	0.036%	0.19%	$ 172,725.00	$ 73.50	$ 2.940	$ 485,100,000.00	015271109	Merrill Lynch	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	5/28/2014	Health Care REIT, Inc.	HCN	$ 106,208,538.90	14,000,000	10,270	0.073%	0.60%	$ 640,334.50	$ 62.35	$ 1.300	$ 872,900,000.00	42217K106	Merrill Lynch	BNY Mellon Capital Markets, LLC
Real Estate Securities Fund	9/12/2014	Health Care REIT, Inc.	HCN	$ 89,037,300.23	15,500,000	12,600	0.081%	0.90%	$ 803,250.00	$ 63.75	$ 1.339	$ 988,125,000.00	42217K106	Goldman Sachs	BNY Mellon Capital Markets, LLC